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                                                           Exhibit 99.B(e)(1)(i)

[ING FUNDS LOGO]

April 11, 2006

Todd Modic
Senior Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Underwriting Agreement dated January 1, 2002, between ING Series Fund, Inc. and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING 130/30 Fundamental Research Fund, a newly established series of ING Series Fund, Inc. (the "Fund"), effective April 11, 2006, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     AMENDED SCHEDULE A has also been updated (1) to reflect name changes of ING Growth and Income Fund to ING Equity Income Fund, ING Technology Fund to ING Global Science and Technology Fund, and ING Index Plus Protection Fund to ING Classic Index Plus Fund; and (2) by the removal of ING Classic Principal Protection Fund I, ING Classic Principal Protection Fund II, ING Classic Principal Protection Fund III, ING Classic Principal Protection Fund IV, ING Bond Fund and ING Value Opportunity Fund as these funds were recently dissolved or merged into other funds.

     Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Fund.

                                                 Very sincerely,


                                                 /s/ Robert S. Naka
                                                 Robert S. Naka
                                                 Executive Vice President
                                                 ING Series Fund, Inc.

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:  /s/ Todd Modic
    ------------------------------
     Todd Modic
     Senior Vice President


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Series Fund, Inc.
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

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                          AMENDED SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                              ING SERIES FUND, INC.

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

FUNDS

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Aeltus Money Market Fund

ING Balanced Fund

ING Classic Index Plus Fund

ING Equity Income Fund

ING Global Science and Technology Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Index Plus SmallCap Fund

ING International Growth Fund

ING Small Company Fund

ING Strategic Allocation Balanced Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Income Fund